UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 2, 2006 (March 31, 2006)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000
Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)

(312) 541-7200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2006, Continental Materials Corporation (the “Company”) notified the American Stock Exchange (the “Amex” or “Exchange”) that the filing of its 2005 Form 10-K would be delayed. As of May 2, 2006, the Company has not filed its Form 10-K. Because of this delay, the Company is not in compliance with Sections 134 and 1101 of the Amex Company Guide for continued listing on the Exchange. The Company received a letter from the Amex dated April 18, 2006 stating that, in order to maintain its Exchange listing, the Company must submit a plan by May 2, 2006, advising the Amex of action it has taken, or will take, that would bring the Company into compliance by no later than June 16, 2006. The Company submitted its written plan to the Amex on May 1, 2006. The Amex will evaluate the plan, and if acceptable, will allow the Company to remain listed until that date. The Amex will monitor the Company to determine whether it is making progress consistent with the Company’s plan to become compliant. The Amex may, in its sole discretion, initiate delisting proceedings if it determines that the Company is not in compliance with the continued listing standards by June 16, 2006 or does not make progress consistent with the plan prior to such date. Until the Company is current with its SEC filing requirements, its shares will be identified with an “LF” indicator on the Exchange’s consolidated tape.

The Company has not yet filed its Form 10-K because shortly prior to its planned filing date, the Company’s auditor informed the Company that it was the auditor’s opinion that the Company may need to report certain product lines as separate segments. As previously disclosed, the Company anticipates that the ultimate resolution of the financial reporting segment matter will have no effect on its results of operations or net income as reported publicly in its March 31, 2006 press release. The Company is working with its auditors and other advisors to resolve the business segment matter and expects to file the Form 10-K prior to June 16, 2006. The Company’s plan calls for it to engage a third-party consultant to work with the Company and its auditor to determine what reporting segments are appropriate. Pursuant to Section 402 of the Amex Company Guide, the Company issued a press release on May 2, 2006 disclosing the receipt of the above described letter and the fact that it is not in compliance with the specified provisions of the Amex Company Guide. A copy of this press release is being filed As Exhibit 99.1 attached to this Form 8-K.

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On March 31, 2006, Continental Materials Corporation informed the participants and beneficiaries in its defined contribution benefit plan that beginning April 1, 2006, they could not allocate additional funds to purchase Company stock until the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company estimated at that time that it would file the Form 10-K in the next 30 days. This blackout only prevents participants and their beneficiaries from making additional investments in the Company’s common stock through the 401(k) plan; participants and beneficiaries are still able to reallocate assets in their accounts from the Company’s common stock fund into the other investment options offered under the 401(k) plan. The Company has informed the participants and beneficiaries of the extended amount of time now estimated for filing the Form 10-K as discussed above in Item 3.01. The Company also sent notice to its directors and executive officers informing them that a blackout period would begin on April 1, 2006 pursuant to which they could not acquire or dispose of any of the Company’s equity securities until the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company did not indicate an estimated filing date in this notice but rather stated that the Company would inform the directors and executive officers when the Form 10-K was filed and the blackout was removed. During the blackout period, the Company’s directors and executive officers are generally prohibited from directly or indirectly acquiring, disposing of or transferring any equity securities of the Company. The notice was sent to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002. In accordance with the exemption provided for unforeseeable circumstances under Section 306(a), the Company determined that it was unable to give advance notice of the blackout period to the directors and executive officers.

Forward-Looking Information — Statements in this document that are not historical facts are forward-looking statements. It is important to note that many factors could cause actual results to differ materially from those projected in such forward-looking statements, including the Company’s ability to complete its assessment of its segment disclosures. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the Company’s ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1   Continental Materials Corporation Press Release, dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Name:	Joseph J. Sum
Title:	Chief Financial Officer

Date: May 3, 2006